                                                                   EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


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                                   FORM T-1

                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
            UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

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                              FIRSTAR BANK, N.A.
                     f/k/a FIRSTAR BANK OF MINNESOTA, N.A.
              (Exact name of Trustee as specified in its charter)

            A National Banking Association                                   31-0841368
   (State of incorporation if not a national bank)               (IRS Employer Identification No.)

                101 East Fifth Street
              Corporate Trust Department
                 St. Paul, Minnesota                                           55101
       (Address of principal executive offices)                              (Zip Code)


                              FIRSTAR BANK, N.A.
                             101 East Fifth Street
                           St. Paul, Minnesota 55101
                                (651) 229-2600
        (Exact name, address and telephone number of agent for service)

                                   ----------

                          TransTexas Gas Corporation
            (Exact name of obligors as specified in their charters)

                       Delaware                                              76-0401023
    (State of incorporation or other jurisdiction)               (IRS Employer Identification No.)

                      1300 North Sam Houston Parkway East
                                   Suite 310
                             Houston, Texas 77032

              (Address of obligors' principal executive offices)

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                       15% Senior Secured Notes due 2005
                        (Title of Indenture Securities)

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  Item 1. General Information. Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

                       Comptroller of the Currency
                       Treasury Department
                       Washington, DC

                       Federal Deposit Insurance Corporation
                       Washington, DC

                       The Board of Governors of the Federal Reserve System Washington, DC

            (b) The Trustee is authorized to exercise corporate trust powers.


                                    GENERAL

  Item 2. Affiliations with Obligor and Underwriters. If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

            None.

            See Note following Item 16.

  Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

  Item 16. List of Exhibits. Listed below are all the exhibits filed as a part of this statement of eligibility and qualification. Exhibits 1-4 are incorporated by reference from filing 333-48849. Exhibit 7 is incorporated by reference from filing 333-79659.

            Exhibit 1. Copy of Articles of Association of the trustee now in effect.

            Exhibit 2. a. A copy of the certificate of the Comptroller of
                          Currency dated June 1, 1965, authorizing Firstar Bank of Minnesota, N.A. to act as fiduciary.

                       b. A copy of the certificate of authority of the trustee
                          to commence business issued June 9, 1903, by the Comptroller of the Currency to Firstrar/Bank of Minnesota, N.A.

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        Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued by the Federal Reserve Board.

        Exhibit 4.  Copy of the By-Laws of the trustee as now in effect.

        Exhibit 5.  N/A.

        Exhibit 6. The consent of the trustee required by Section 321 (b) of the Act.

        Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 11th day of February, 2000.


                                          FIRSTAR BANK, N.A.,
                                          f/k/a FIRSTAR BANK OF MINNESOTA, N.A.

(Seal)

                                          /s/ FRANK P. LESLIE III
                                          --------------------------------------
                                          Frank P. Leslie III, Vice President

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                                   EXHIBIT 6


                                    CONSENT


         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, Firstar Bank of Minnesota, N.A., hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  February 11, 2000



                                           FIRSTAR BANK, N.A.,
                                           f/k/a FIRSTAR BANK OF MINNESOTA, N.A.

                                           /s/ FRANK P. LESLIE III
                                           -------------------------------------
                                           Frank P. Leslie III, Vice President